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                                                                   EXHIBIT 99.16

                                 AMENDMENT NO. 3

                          Dated as of February 25, 2004


         This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), CAFCO, LLC (as successor to Corporate Asset Funding Company, Inc.) (the "Investor"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC., individually and as agent (the "Agent") for itself, the Owner and Citibank.

                             PRELIMINARY STATEMENTS:

         (a) The Seller, the Investor, Citibank and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February 28, 1989, an Amendment and Restatement thereof, dated as of October 1, 1991, an Amendment and Restatement thereof dated as of March 9, 2001, an Amendment dated as of January 17, 2003 and an Amendment dated as of May 28, 2003 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated, being the "Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

         (b) The Seller, the Investor, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.

SECTION 1. Amendments to Agreement. Effective as of the date hereof:

         1.1 The definition of "Facility Termination Date" in Section 1.01 of the Agreement is amended by replacing the date therein with the date "January 20, 2005."

         1.2 Section 10.01 of the Agreement is amended by deleting the introductory paragraph thereof and replacing it in its entirety as follows:

         "Without limiting any other rights which the Agent, the Owner, Citibank or CNAI or any Affiliate thereof may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of the Agent, the Owner, Citibank and each of its members, CNAI and each of their respective Affiliates, officers, directors, employees, advisors, agents and representatives (each, an "Indemnified Party")from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any of them arising out of or as a result of

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         this Agreement or the ownership of Eligible Assets or in respect of any
         Receivable or any Contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) any income taxes incurred by any of them arising out of or as a result of this Agreement or the ownership of Eligible Assets or in respect of any Receivable or any Contract. Without limiting the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:"

SECTION 2. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

         (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

         (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Seller and, except to the extent contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the UCC Financing Statements referred to in Article III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.

         (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.



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SECTION 3. Reference to and Effect on the Agreement; Consent of the Agent. (a)
On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

         (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, the Investor, the Owner, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.

SECTION 4. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and reasonable expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Investor, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                THE DETROIT EDISON COMPANY


                                 By: /s/ David R. Murphy
                                   ----------------------------
                                    Title: Assistant Treasurer


                                CAFCO, LLC
                                     By Citicorp North America, Inc.,
                                        as Attorney-in-Fact


                                By: /s/ Joseph A. Farina
                                  -----------------------
                                         Vice President



                                CITICORP NORTH AMERICA, INC.,
                                        Individually and as Agent



                                By /s/ Joseph A. Farina
                                  ----------------------
                                         Vice President


                                CITIBANK, N.A.



                                 By /s/ Joseph A. Farina
                                   ----------------------
                                        Vice President







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